PRA Group Reports Third Quarter 2022 Results

NORFOLK, Va., November 3, 2022 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the third quarter of 2022 ("Q3 2022").

Q3 2022 Highlights
•Total portfolio purchases of $183.1 million.
•Total cash collections were $412.3 million.
•Estimated remaining collections (ERC)1 of $5.3 billion (or $5.9 billion on a constant currency-adjusted basis).
•Cash efficiency ratio2 of 58.4%.
•Diluted earnings per share were $0.63.
•Common stock repurchases3 of $25.0 million, or 0.7 million shares.
•Debt to Adjusted EBITDA4 for the 12 months ended September 30, 2022 was 2.04x.
•Available capacity under the Company's credit facilities of $1.7 billion; $454.6 million after considering borrowing base restrictions.

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
($ in thousands, except per share amounts)	2022	2021	2022	2021
Net income attributable to PRA Group, Inc.	$24,732	$34,480	$101,188	$148,882
Diluted earnings per share	$0.63	$0.76	$2.52	$3.24

“The third quarter was another solid quarter for PRA Group, driven once again by the performance of our European operations” said Kevin Stevenson, president and chief executive officer. “We continued to outperform our expectations. According to the Federal Reserve, U.S. credit card balances now exceed 2019 levels, while delinquency and charge-off rates are continuing to tick up, especially for card issuers that cater to non-prime consumers. This strengthens our conviction that more supply will enter the U.S. market in the coming months. As more of these economic signs point to meaningful supply increases in the near future, we intend to remain disciplined in our underwriting and portfolio purchases, leveraging our deep experience, strong balance sheet and geographic diversity to generate the best possible risk-adjusted returns."

1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios. Constant currency-adjusted results are calculated based on foreign exchange rates at September 30, 2021 and at September 30, 2022.
2.Calculated by dividing cash receipts less operating expenses by cash receipts.
3.Share repurchases are subject to market conditions and other factors, and the share repurchase program remains subject to the discretion of the Company's board of directors.
4.A reconciliation of this non-GAAP financial measure to the most comparable GAAP measure can be found at the end of this press release.

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2022			2021
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas and Australia Core	$225,775	$244,377	$270,284	$257,705	$276,691
Americas Insolvency	31,911	34,278	35,209	36,851	37,464
Europe Core	132,072	142,470	151,162	155,853	151,625
Europe Insolvency	22,586	22,935	24,325	23,262	22,574
Total Cash Collections	$412,344	$444,060	$480,980	$473,671	$488,354

Cash Collection Source -
Constant Currency-Adjusted	2022				2021
($ in thousands)	Q3				Q3
Americas and Australia Core	$225,775				$276,069
Americas Insolvency	31,911				37,445
Europe Core	132,072				129,268
Europe Insolvency	22,586				19,219
Total Cash Collections	$412,344				$462,001

•Total cash collections in Q3 2022 decreased 15.6%, or 10.7% on a constant currency-adjusted basis, to $412.3 million compared to $488.4 million in the third quarter of 2021 ("Q3 2021"). The decrease was driven primarily by a 29.3% decrease in U.S. call center and other collections, which was due to lower levels of portfolio purchases. Europe cash collections decreased by 11.2%; however, on a currency adjusted basis, they increased by 4.2%. For the nine months ended September 30, 2022, total cash collections decreased $250.7 million compared to the same period last year.
•Total portfolio revenue in Q3 2022 was $234.2 million compared to $256.7 million in Q3 2021.

Expenses
•Operating expenses in Q3 2022 decreased by $12.1 million, or 6.5%, compared to Q3 2021. The decrease was primarily driven by:
◦a 16.4% decrease in outside fees and services; and
◦a 5.6% decrease in compensation and employee services expenses primarily due to the level and timing of compensation accruals in the prior year and lower collector compensation expenses in the U.S. call centers.
•For the nine months ended September 30, 2022, operating expenses decreased $29.1 million to $517.2 million compared to $546.2 million in the same period last year.
•The effective tax rate for the nine months ended September 30, 2022 was 22.8%.

Portfolio Acquisitions
•The Company purchased $183.1 million in portfolios of nonperforming loans in Q3 2022.
•At the end of Q3 2022, the Company had in place maximum forward flow commitments1 of up to $1.0 billion, comprised of $427.4 million in the Americas and Australia and $607.2 million in Europe.

1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming portfolios at pre-established prices.

Portfolio Purchase Source	2022			2021
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas and Australia Core	$100,780	$99,962	$90,639	$90,263	$162,451
Americas Insolvency	8,988	6,369	9,118	21,183	9,878
Europe Core	59,426	123,814	38,764	60,430	212,194
Europe Insolvency	13,910	1,202	8,929	29,820	7,424
Total Portfolio Acquisitions	$183,104	$231,347	$147,450	$201,696	$391,947

Share Repurchases
•The Company repurchased $25.0 million, or 0.7 million shares, with $67.7 million remaining under its current share repurchase plan as of September 30, 2022.
•At September 30, 2022, the Company has repurchased 16% of its common stock since it began its share repurchases in 2021.

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial and operational results.

To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S., and ask the operator for the PRA Group conference call. To listen to a replay of the call, either visit the same website until November 3, 2023, or call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 5348695 until November 10, 2022.

The Company plans to report its fourth quarter and full year 2022 results after market close on February 27, 2023.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Portfolio income	$185,853	$212,905	$587,394	$663,714
Changes in expected recoveries	48,336	43,820	134,817	157,504
Total portfolio revenue	234,189	256,725	722,211	821,218
Fee income	6,122	6,209	14,419	10,843
Other revenue	4,496	764	7,044	6,735
Total revenues	244,807	263,698	743,674	838,796
Operating expenses:
Compensation and employee services	70,382	74,584	215,615	228,200
Legal collection fees	8,963	10,993	29,390	36,208
Legal collection costs	23,391	21,450	57,694	61,231
Agency fees	15,160	15,646	47,374	47,145
Outside fees and services	24,618	29,434	71,489	71,167
Communication	9,951	9,782	32,062	33,039
Rent and occupancy	4,669	4,571	14,289	13,694
Depreciation and amortization	3,741	3,724	11,384	11,520
Other operating expenses	13,144	15,935	37,885	44,045
Total operating expenses	174,019	186,119	517,182	546,249
Income from operations	70,788	77,579	226,492	292,547
Other income and (expense):
Interest expense, net	(32,455)	(29,599)	(95,765)	(91,987)
Foreign exchange gain, net	4	1,232	791	127
Other	(83)	85	(754)	294
Income before income taxes	38,254	49,297	130,764	200,981
Income tax expense	11,072	12,627	29,828	41,870
Net income	27,182	36,670	100,936	159,111
Adjustment for net income/(loss) attributable to noncontrolling interests	2,450	2,190	(252)	10,229
Net income attributable to PRA Group, Inc.	$24,732	$34,480	$101,188	$148,882
Net income per common share attributable to PRA Group, Inc.:
Basic	$0.63	$0.76	$2.54	$3.27
Diluted	$0.63	$0.76	$2.52	$3.24
Weighted average number of shares outstanding:
Basic	39,018	45,305	39,858	45,594
Diluted	39,170	45,656	40,125	45,920

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$57,991	$87,584
Investments	76,171	92,977
Finance receivables, net	3,037,360	3,428,285
Income taxes receivable	36,420	41,146
Deferred tax assets, net	53,949	67,760
Right-of-use assets	52,648	56,713
Property and equipment, net	52,061	54,513
Goodwill	404,474	480,263
Other assets	124,256	57,002
Total assets	$3,895,330	$4,366,243
Liabilities and Equity
Liabilities:
Accounts payable	$6,148	$3,821
Accrued expenses	104,059	127,802
Income taxes payable	16,412	19,276
Deferred tax liabilities, net	49,248	36,630
Lease liabilities	57,376	61,188
Interest-bearing deposits	88,155	124,623
Borrowings	2,379,614	2,608,714
Other liabilities	11,729	59,352
Total liabilities	2,712,741	3,041,406
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 38,976 shares issued and outstanding at September 30, 2022; 100,000 shares authorized, 41,008 shares issued and outstanding at December 31, 2021	389	410
Additional paid-in capital	—	—
Retained earnings	1,557,066	1,552,845
Accumulated other comprehensive loss	(426,086)	(266,909)
Total stockholders' equity - PRA Group, Inc.	1,131,369	1,286,346
Noncontrolling interest	51,220	38,491
Total equity	1,182,589	1,324,837
Total liabilities and equity	$3,895,330	$4,366,243

Select Expenses (Income) Amounts in thousands, pre-tax

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Noncash interest expense - amortization of debt discount	—	—	—	—	—	—	—	1,959
Noncash interest expense - amortization of debt issuance costs	2,555	2,471	2,627	2,455	2,406	2,391	2,256	2,393
Change in fair value of derivatives	(1,042)	1,525	2,726	3,115	2,982	2,911	3,102	3,875
Amortization of intangibles	73	77	83	(269)	104	105	181	1,792
Stock-based compensation expense	3,101	3,849	3,891	3,470	4,317	4,040	4,113	5,370

Purchase Price Multiples as of September 30, 2022 Amounts in thousands
Purchase Period	Purchase Price (2)(3)	Total Estimated Collections (4)	Estimated Remaining Collections (5)	Current Purchase Price Multiple	Original Purchase Price Multiple (6)
Americas and Australia Core
1996-2011	$1,287,821	$4,131,141	$26,086	321%	240%
2012	254,076	659,669	13,453	260%	226%
2013	390,826	904,736	18,529	231%	211%
2014	404,117	870,923	28,317	216%	204%
2015	443,114	909,486	62,917	205%	205%
2016	455,767	1,095,092	112,073	240%	201%
2017	532,851	1,217,840	179,774	229%	193%
2018	653,975	1,464,063	250,068	224%	202%
2019	581,476	1,287,770	314,269	221%	206%
2020	435,668	948,148	374,739	218%	213%
2021	435,846	819,353	599,229	188%	191%
2022	285,725	509,846	475,780	178%	178%
Subtotal	6,161,262	14,818,067	2,455,234
Americas Insolvency
1996-2011	786,827	1,752,754	367	223%	174%
2012	251,395	393,385	24	156%	136%
2013	227,834	355,528	188	156%	133%
2014	148,420	218,903	774	147%	124%
2015	63,170	87,568	74	139%	125%
2016	91,442	116,938	460	128%	123%
2017	275,257	355,601	7,413	129%	125%
2018	97,879	137,083	21,314	140%	127%
2019	123,077	168,549	55,014	137%	128%
2020	62,130	88,093	50,152	142%	136%
2021	55,187	76,130	58,000	138%	136%
2022	24,475	33,903	32,255	139%	139%
Subtotal	2,207,093	3,784,435	226,035
Total Americas and Australia	8,368,355	18,602,502	2,681,269
Europe Core
2012	20,409	43,461	—	213%	187%
2013	20,334	26,767	—	132%	119%
2014 (1)	773,811	2,344,788	385,634	303%	208%
2015	411,340	726,850	147,316	177%	160%
2016	333,090	565,943	179,084	170%	167%
2017	252,174	357,463	114,430	142%	144%
2018	341,775	533,804	207,082	156%	148%
2019	518,610	781,071	346,028	151%	152%
2020	324,119	556,213	293,408	172%	172%
2021	412,411	702,838	478,614	170%	170%
2022	199,320	364,842	304,229	183%	183%
Subtotal	3,607,393	7,004,040	2,455,825
Europe Insolvency
2014 (1)	10,876	18,558	1	171%	129%
2015	18,973	28,871	196	152%	139%
2016	39,338	56,951	1,811	145%	130%
2017	39,235	50,887	5,447	130%	128%
2018	44,908	52,395	12,644	117%	123%
2019	77,218	102,147	30,380	132%	130%
2020	105,440	142,743	60,582	135%	129%
2021	53,230	71,526	45,048	134%	134%
2022	21,526	29,050	27,043	135%	135%
Subtotal	410,744	553,128	183,152
Total Europe	4,018,137	7,557,168	2,638,977
Total PRA Group	$12,386,492	$26,159,670	$5,320,246
(1)    Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our Annual Report on Form 10-K for the year ended December 31, 2021 ("2021 Form 10-K")).
(2)Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(4)Non-U.S. amounts are presented at the year-end exchange rate for the respective year of purchase.
(5)Non-U.S. amounts are presented at the September 30, 2022 exchange rate.
(6)The Original Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information Year-to-date as of September 30, 2022 Amounts in thousands
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Change in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables as of September 30, 2022 (3)
Americas and Australia Core
1996-2011	$13,134	$7,292	$4,835	$12,127	$5,422
2012	5,724	2,423	3,188	5,611	4,334
2013	9,928	3,523	5,619	9,142	7,975
2014	11,829	4,580	6,521	11,101	11,250
2015	15,857	10,007	(1,342)	8,665	24,192
2016	31,174	22,699	(11,293)	11,406	38,183
2017	62,608	32,415	987	33,402	78,847
2018	118,715	43,169	47,990	91,159	138,982
2019	144,093	60,488	21,204	81,692	175,831
2020	154,569	69,885	(1,727)	68,158	210,540
2021	137,971	87,411	(34,705)	52,706	322,937
2022	34,834	23,347	543	23,890	273,718
Subtotal	740,436	367,239	41,820	409,059	1,292,211
Americas Insolvency
1996-2011	405	423	(18)	405	—
2012	411	43	367	410	—
2013	439	186	255	441	—
2014	565	593	(87)	506	83
2015	478	154	165	319	58
2016	1,449	251	453	704	315
2017	18,072	2,180	2,329	4,509	6,729
2018	19,482	2,688	3,063	5,751	19,525
2019	29,637	4,706	5,303	10,009	49,692
2020	15,307	4,524	2,027	6,551	41,694
2021	13,505	5,179	1,555	6,734	46,112
2022	1,648	930	725	1,655	24,195
Subtotal	101,398	21,857	16,137	37,994	188,403
Total Americas and Australia	841,834	389,096	57,957	447,053	1,480,614
Europe Core
2012	684	—	685	685	—
2013	380	—	380	380	—
2014 (1)	92,922	56,246	30,385	86,631	105,512
2015	31,962	14,986	6,222	21,208	79,865
2016	28,843	13,916	2,215	16,131	105,874
2017	19,486	6,797	1,868	8,665	78,211
2018	39,948	13,343	4,585	17,928	137,042
2019	69,957	21,255	8,356	29,611	237,146
2020	53,882	20,731	4,395	25,126	180,980
2021	69,485	30,813	2,453	33,266	286,915
2022	18,155	6,127	3,791	9,918	190,522
Subtotal	425,704	184,214	65,335	249,549	1,402,067
Europe Insolvency
2014 (1)	192	13	167	180	1
2015	502	163	(66)	97	159
2016	2,218	532	65	597	1,375
2017	5,278	484	1,355	1,839	5,022
2018	7,513	971	691	1,662	11,475
2019	15,806	2,788	914	3,702	26,865
2020	25,557	4,753	6,747	11,500	52,940
2021	10,608	3,626	1,015	4,641	36,157
2022	2,172	754	637	1,391	20,685
Subtotal	69,846	14,084	11,525	25,609	154,679
Total Europe	495,550	198,298	76,860	275,158	1,556,746
Total PRA Group	$1,337,384	$587,394	$134,817	$722,211	$3,037,360
(1)    Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our 2021 Form 10-K).
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the September 30, 2022 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of September 30, 2022 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (3)(4)	1996-2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Total
Americas and Australia Core
1996-2011	$1,287.8	$2,419.5	$486.0	$381.3	$266.3	$183.1	$119.0	$78.0	$56.0	$45.0	$29.7	$20.8	$13.1	$4,097.8
2012	254.1	—	56.9	173.6	146.2	97.3	60.0	40.0	27.8	17.9	11.8	9.0	5.7	646.2
2013	390.8	—	—	101.6	247.8	194.0	120.8	78.9	56.4	36.9	23.2	16.7	9.9	886.2
2014	404.1	—	—	—	92.7	253.4	170.3	114.2	82.2	55.3	31.9	22.3	11.8	834.1
2015	443.1	—	—	—	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	15.9	849.5
2016	455.8	—	—	—	—		138.7	256.5	194.6	140.6	105.9	74.2	31.2	941.7
2017	532.9	—	—	—	—	—	—	107.3	278.7	256.5	192.5	130.0	62.6	1027.6
2018	654.0	—	—	—	—	—	—	—	122.7	361.9	337.7	239.9	118.7	1,180.9
2019	581.5	—	—	—	—	—	—	—	—	143.8	349.0	289.8	144.1	926.7
2020	435.7	—	—	—	—	—	—	—	—	—	133.0	284.3	154.6	571.9
2021	435.8	—	—	—	—	—	—	—	—	—	—	85.0	138.0	223.0
2022	285.7	—	—	—	—	—	—	—	—	—	—	—	34.8	34.8
Subtotal	6,161.3	2,419.5	542.9	656.5	753.0	844.8	837.2	860.8	945.0	1,141.5	1,271.9	1,206.9	740.4	12,220.4
Americas Insolvency
1996-2011	786.8	667.4	336.8	313.7	244.7	128.2	44.6	8.4	4.0	2.1	1.3	0.8	0.4	1,752.4
2012	251.4	—	17.4	103.6	94.1	80.1	60.7	29.3	4.3	1.9	0.9	0.6	0.4	393.3
2013	227.8	—	—	52.5	82.6	81.7	63.4	47.8	21.9	2.9	1.3	0.8	0.4	355.3
2014	148.4	—	—	—	37.0	50.9	44.3	37.4	28.8	15.8	2.2	1.1	0.6	218.1
2015	63.2	—	—	—	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.5	87.6
2016	91.4	—	—	—	—	—	18.9	30.4	25.0	19.9	14.4	7.4	1.4	117.4
2017	275.3	—	—	—	—	—	—	49.1	97.3	80.9	58.8	44.0	18.1	348.2
2018	97.9	—	—	—	—	—	—	—	6.7	27.4	30.5	31.6	19.5	115.7
2019	123.1	—	—	—	—	—	—	—	—	13.4	31.4	39.1	29.7	113.6
2020	62.1	—	—	—	—	—	—	—	—	—	6.5	16.1	15.3	37.9
2021	55.2	—	—	—	—	—	—	—	—	—	—	4.5	13.5	18.0
2022	24.5	—	—	—	—	—	—	—	—	—	—	—	1.6	1.6
Subtotal	2,207.1	667.4	354.2	469.8	458.4	344.3	249.8	222.5	207.8	181.0	155.2	147.3	101.4	3,559.1
Total Americas and Australia	8,368.4	3,086.9	897.1	1,126.3	1,211.4	1,189.1	1,087.0	1,083.3	1,152.8	1,322.5	1,427.1	1,354.2	841.8	15,779.5
Europe Core
2012	20.4	—	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.5	1.2	1.2	0.7	40.2
2013	20.3	—	—	7.1	8.5	2.3	1.3	1.2	1.3	0.9	0.7	0.7	0.4	24.4
2014 (2)	773.8	—	—	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	149.2	92.9	1,683.5
2015	411.3	—	—	—	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	32.0	517.0
2016	333.1	—	—	—	—	—	40.4	78.9	72.6	58.0	48.3	46.7	28.8	373.7
2017	252.2	—	—	—	—	—	—	17.9	56.0	44.1	36.1	34.8	19.5	208.4
2018	341.8	—	—	—	—	—	—	—	24.3	88.7	71.2	69.1	39.9	293.2
2019	518.6	—	—	—	—	—	—	—	—	47.9	125.7	121.4	70.0	365.0
2020	324.1	—	—	—	—	—	—	—	—	—	32.4	91.7	53.9	178.0
2021	412.4	—	—	—	—	—	—	—	—	—	—	48.4	69.5	117.9
2022	199.4	—	—	—	—	—	—	—	—	—	—	—	18.1	18.1
Subtotal	3,607.4	—	11.6	16.1	167.3	343.3	390.6	407.0	443.4	480.1	519.7	614.6	425.7	3,819.4
Europe Insolvency
2014 (2)	10.9	—	—	—	—	4.3	3.9	3.2	2.6	1.5	0.8	0.3	0.2	16.8
2015	19.0	—	—	—	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.5	26.1
2016	39.3	—	—	—	—	—	6.2	12.7	12.9	10.7	7.9	6.0	2.2	58.6
2017	39.2	—	—	—	—	—	—	1.2	7.9	9.2	9.8	9.4	5.3	42.8
2018	44.9	—	—	—	—	—	—	—	0.6	8.4	10.3	11.7	7.5	38.5
2019	77.2	—	—	—	—	—	—	—	—	5.1	21.1	23.9	15.8	65.9
2020	105.4	—	—	—	—	—	—	—	—	—	6.1	34.6	25.6	66.3
2021	53.3	—	—	—	—	—	—	—	—	—	—	5.4	10.6	16.0
2022	21.5	—	—	—	—	—	—	—	—	—	—	—	2.2	2.2
Subtotal	410.7	—	—	—	—	7.3	14.5	22.1	28.8	38.8	58.9	92.9	69.9	333.2
Total Europe	4,018.1	—	11.6	16.1	167.3	350.6	405.1	429.1	472.2	518.9	578.6	707.5	495.6	4,152.6
Total PRA Group	$12,386.5	$3,086.9	$908.7	$1,142.4	$1,378.7	$1,539.7	$1,492.1	$1,512.4	$1,625.0	$1,841.4	$2,005.7	$2,061.7	$1,337.4	$19,932.1
(1)Non-U.S. amounts are presented using the average exchange rates during the cash collection period.
(2)Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our 2021 Form 10-K).
(3)Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(4)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

PRA Group, Inc. reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense; less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus adjustment for net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. PRA Group, Inc. presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of Adjusted EBITDA for the last twelve months (LTM) ended September 30, 2022 and for the year ended December 31, 2021, to net income, the most directly comparable financial measure calculated and reported in accordance with GAAP. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
	LTM	For the Year Ended
Adjusted EBITDA for PRA Group ($ in millions)	September 30, 2022	December 31, 2021
Net income attributable to PRA Group, Inc.	$135	$183
Adjustments:
Income tax expense	43	55
Foreign exchange losses	—	1
Interest expense, net	128	124
Other expense	1	—
Depreciation and amortization	15	15
Adjustment for net income attributable to noncontrolling interests	2	12
Recoveries applied to negative allowance less Changes in expected recoveries	842	988
Adjusted EBITDA	$1,167	$1,378

Additionally, management evaluates the Company's business using certain ratios that use Adjusted EBITDA, including Debt to Adjusted EBITDA, which is calculated by dividing borrowings by Adjusted EBITDA. The following table reflects our Debt to Adjusted EBITDA for LTM as of September 30, 2022 and for the year ended December 31, 2021:

Debt to Adjusted EBITDA
($ in millions)	LTM	For the Year Ended
	September 30, 2022	December 31, 2021
Borrowings	$2,380	$2,609
LTM Adjusted EBITDA	1,167	1,378
Debt to LTM Adjusted EBITDA	2.04	1.89

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com